 CONSENT OF INDEPENDENT AUDITORS We consent to the use in Registration Statement No. 33-24962 of American Skandia Trust on Form N-14 of our report dated February 11, 2000 which is included within the Statement of Additional Information, which is incorporated by reference. Deloitte & Touche LLP New York, New York December 5, 2000